Exhibit 10.12

COLUMBIA BANK

RETIREMENT INCOME MAINTENANCE PLAN

(As Amended and Restated Effective as of January 1, 2017)

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1	DEFINITIONS	1
1.1	“Bank”	1
1.2	“Basic Plan”	1
1.3	“Basic Plan Retirement Income”	1
1.4	“Board of Directors”	1
1.5	“Change in Control”	1
1.6	“Code”	2
1.7	“Committee”	2
1.8	“Employee”	2
1.9	“Key Employee”	2
1.10	“Participant”	2
1.11	“Plan”	2
1.12	“Plan Year”	3
1.13	“Retirement Income”	3
1.14	“Section 409A”	3
1.15	“Year of Credited Service”	3
1.16	“Year of Vesting Service”	3

ARTICLE 2	PARTICIPATION	4
2.1	Participation	4
2.2	Duration of Participation	4

ARTICLE 3	DISTRIBUTION EVENTS	5
3.1	Distribution of Benefits	5
3.2	Normal Retirement Age	6
3.3	Early Retirement Age	6
3.4	Commencement of Benefit Distribution Payments	6

ARTICLE 4	PAYMENT OF SUPPLEMENTAL RETIREMENT INCOME; ELECTIONS	7
4.1	Supplemental Normal Retirement Income	7
4.2	Supplemental Early Retirement Income	7
4.3	Commencement of Distribution	8
4.4	Exception for Key Employees	8
4.5	No Acceleration	8
4.6	Form of Distribution; Benefit Elections	9
4.7	Modification of Prior Benefit Elections	10

ARTICLE 5	VESTING	11
5.1	Vesting Upon Eligibility for Retirement	11
5.2	No Vesting Prior to Eligibility for Retirement	11

ARTICLE 6	BENEFICIARY DESIGNATION	12
6.1	Beneficiary Designation	12

ARTICLE 7	DEATH BENEFITS	13
7.1	Death After Benefit Commencement	13
7.2	Death Prior to Benefit Commencement	13
7.3	No Other Death Benefits	13

ARTICLE 8	LIABILITY OF THE BANK	14
8.1	Funding of Plan	14
8.2	Participant or Beneficiary as Creditor of Bank	14

ARTICLE 9	ADMINISTRATION OF THE PLAN	15
9.1	Administration by the Committee	15
9.2	Powers of the Committee	15
9.3	Reliance on Professionals	16
9.4	Payment of Expenses	17
9.5	Use of Electronic Media	17
9.6	Claims Procedure	17

ARTICLE 10	AMENDMENT OR TERMINATION OF THE PLAN	20
10.1	Power to Amend, Terminate	20

ARTICLE 11	GENERAL PROVISIONS	21
11.1	Plan Not Contract of Employment	21
11.2	Nonalienation of Benefits	21
11.3	Incapacity	22
11.4	Sole Source of Benefits	22
11.5	Address of Payee Unknown	22
11.6	Section 409A Compliance	23
11.7	Governing Law	24

PREAMBLE

The Columbia Bank Retirement Income Maintenance Plan (hereinafter referred to as the “Plan”) is hereby amended and restated effective as of January 1, 2017. The purpose of the Plan (originally named the Columbia Savings Bank, S.L.A. Retirement Income Maintenance Plan) is to permit certain Employees of Columbia Bank (the “Bank”) and First Jersey Title Services, Inc. to receive supplemental retirement income from the Bank when benefits cannot be paid from the Columbia Bank Retirement Plan due to the limitations of Section 415 and/or Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan was amended and restated effective as of January 1, 2008 in order to bring the Plan into compliance with Section 409A of the Code and the regulations and official guidance promulgated thereunder (“Section 409A”). This Plan document applies only to Participants who retire or terminate employment after December 31, 2004. Participants who retired on a Retirement Date or who terminated their employment with the Bank prior to January 1, 2005 shall look solely to the applicable sections of the Plan as in effect at the time of their termination or retirement for their supplemental retirement income benefits, if any.

This Plan shall be interpreted and administered in compliance with Section 409A.

ARTICLE1

DEFINITIONS

The following words and phrases as used herein shall have the following meanings, and the masculine, feminine and neuter gender shall be deemed to include the others, unless a different meaning is plainly required by the context. Any capitalized term used herein that is not defined shall have the meaning assigned such term under the Basic Plan unless the context indicates otherwise.

1.1	“Bank” means Columbia Bank and its successors or assigns that adopt or continue this Plan.

1.2	“Basic Plan” means the Columbia Bank Retirement Plan, as amended from time to time.

1.3	“Basic Plan Retirement Income” means the benefit paid to a Participant under the Basic Plan and includes retirement income payable upon Normal Retirement or Early Retirement.

1.4	“Board of Directors” means the Board of Directors of the Bank, or any person or committee duly authorized to act for and represent the Board.

1.5	“Change in Control” means a change in the ownership of the Bank (within the meaning of Treasury regulation section 1.409A-3(i)(5)(v)), a change in effective control of the Bank (within the meaning of Treasury regulation section 1.409A-3(i)(5)(vi)), or a change in the ownership of a substantial portion of the Bank’s assets (within the meaning of Treasury regulation section 1.409A-3(i)(5)(vii)). For purposes of determining if a Change in Control occurs, such Treasury regulations shall be applied using the default percentages of ownership provided thereunder.

1.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.7	“Committee” means the committee composed of persons appointed under the provisions of Article 9 of the Basic Plan.

1.8	“Employee” means a person who is an employee or former employee of the Bank or First Jersey Title Services, Inc.

1.9	“Key Employee” shall mean any Employee who, at any time during the Plan Year, is:

(a)	an officer of the Bank or First Jersey Title Services, Inc. having an annual compensation greater than $130,000 (adjusted as provided in Code Sections 415(d) and 416(i)(1)(A), provided, however, that no more than 50 Employees (or, if lesser, the greater of 3 Employees or 10 percent of the Employees) shall be treated as officers;

(b)	a 5-percent owner of the Bank or First Jersey Title Services, Inc.; or

(c)	a 1-percent owner of the Bank or First Jersey Title Services, Inc. having an annual compensation from the Bank or First Jersey Title Services, Inc. of more than $150,000.

1.10	“Participant” means an Employee who is eligible to participate in this Plan pursuant to the provisions of Article 2 of the Plan.

1.11	“Plan” means this Columbia Bank Retirement Income Maintenance Plan, as herein set forth, and as it may hereafter be amended from time to time.

1.12	“Plan Year” means the twelve-month period beginning each January 1.

1.13	“Retirement Income” means the retirement benefits provided to Participants and their joint or contingent annuitants and beneficiaries in accordance with the applicable provisions of this Plan and shall include Supplemental Normal Retirement Income and Supplemental Early Retirement Income, as defined in Article 4, and the Supplemental Pre-Retirement Survivor Annuity pursuant to Article 7.

1.14	“Section 409A” means Code Section 409A and the regulations and official guidance promulgated thereunder.

1.15	“Year of Credited Service” means a Year of Credited Service as determined under the Basic Plan.

1.16	“Year of Vesting Service” means a Year of Vesting Service as determined under the Basic Plan.

The singular shall be construed to include the plural, and vice versa, wherever appropriate.

ARTICLE 2

PARTICIPATION

2.1	Participation

An Employee shall become a Participant in this Plan if such Employee’s retirement income under the Basic Plan is limited by reason of Code Section 415 and/or Code Section 401(a)(17). Notwithstanding the foregoing, a Participant shall only accrue benefits under this Plan while such Employee is a highly compensated or management employee within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974.

2.2	Duration of Participation

An Employee who becomes a Participant shall remain a Participant as long as he is entitled to any benefits under the Plan.

ARTICLE 3

DISTRIBUTION EVENTS

3.1	Distribution of Benefits

(a)       A Participant shall be entitled to receive distributions of Retirement Income under this Plan on the earliest to occur of the following: (i) the Participant’s separation from service after attaining Early Retirement Age, but before attaining Normal Retirement Age; (ii) the Participant’s separation from service on or after attaining Normal Retirement Age; or (iii) if irrevocably elected by the Participant on a Benefit Election Form (Exhibit 1) duly completed, executed and submitted to the Committee in compliance with all applicable provisions of Code Section 409A, a Change in Control. In no event shall a Participant be entitled to receive a distribution on account of more than one of the foregoing events.

(b)       In the event the Participant becomes eligible to receive a distribution because the Participant separates from service or because a Change in Control occurs, in either case after the Participant attains Early Retirement Age, but before the Participant attains Normal Retirement Age, the Participant shall be entitled to receive Supplemental Early Retirement Income pursuant to Section 4.2 of this Plan. In the event the Participant becomes eligible to receive a distribution because the Participant separates from service or because a Change in Control occurs, in either case after the Participant attains Normal Retirement Age, the Participant shall be entitled to receive Supplemental Normal Retirement Income pursuant to Section 4.1 of this Plan.

(c)       The time and form for the payment of the Participant’s benefits shall be as elected by the Participant on the Benefit Election Form. In the event a valid Benefit Election Form has not been filed with the Committee by the Participant, any benefits to which the Participant may be entitled will be paid in the form of a life annuity with 120 monthly payments guaranteed commencing on the first day of the month following the month in which the Participant attains Normal Retirement Age.

(d)       In no event shall any distribution be made which is not in accordance with the requirements of Section 409A.

3.2	Normal Retirement Age

A Participant’s Normal Retirement Age shall be the first day of the month coincident with or next following the attainment of the later of (i) the 65th anniversary of his birth; or (ii) the fifth anniversary of the Participant’s initial commencement of participation in the Basic Plan, while in the service of the Bank or First Jersey Title Services, Inc. The term “Normal Retirement”, as used in the Plan, shall refer to a Participant’s separation from service after attainment of his or her Normal Retirement Age.

3.3	Early Retirement Age

A Participant’s Early Retirement Age shall be the first day of the month coincident with or next following the 55th anniversary of his birth and the completion of ten (10) Years of Vesting Service. The term “Early Retirement”, as used in the Plan, shall refer to a Participant’s separation from service after attainment of his or her Early Retirement Age but prior to his or her Normal Retirement Age.

3.4	Commencement of Benefit Distribution Payments

Notwithstanding anything in this Plan to the contrary, in no event shall benefit distributions commence later than the end of the calendar year in which the event giving rise to the distribution occurs or the 15th day of the third month following the occurrence of the event giving rise to the distribution.

ARTICLE 4

PAYMENT OF SUPPLEMENTAL RETIREMENT INCOME: ELECTIONS

4.1	Supplemental Normal Retirement Income

The Supplemental Normal Retirement Income payable to an eligible Participant shall be equal to the excess, if any, of (a) minus (b) below:

(a)	The monthly amount of the Basic Plan Retirement Income payable upon the Normal Retirement to which the Participant would have been entitled under the Basic Plan, if such benefit were calculated under the Basic Plan without giving effect to the limitations imposed by the application of Code Section 415 and/or Code Section 401(a)(17), but reflecting an adjustment in accordance with Section 4.12 of the Basic Plan.

(b)	The monthly amount of Basic Plan Retirement Income payable upon Normal Retirement actually payable to the Participant under the Basic Plan after the limitations imposed by the application of Code Section 415 and/or Code Section 401 (a)(17) and as adjusted under Section 4.12 of the Basic Plan.

4.2	Supplemental Early Retirement Income

The Supplemental Early Retirement Income payable to an eligible Participant shall be equal to the excess, if any, of (a) minus (b) below:

(a)	The monthly amount of the Basic Plan Retirement Income payable upon Early Retirement to which the Participant would have been entitled under the Basic Plan, if such benefit were calculated under the Basic Plan without giving effect to the limitations imposed by the application of Code Section 415 and/or Code Section 401(a)(17), but reflecting an adjustment in accordance with Section 4.12 of the Basic Plan.

(b)	The monthly amount of Basic Plan Retirement Income payable upon Early Retirement actually payable to the Participant under the Basic Plan after the limitations imposed by the application of Code Section 415 and/or Code Section 401(a)(17) and as adjusted under Section 4.12 of the Basic Plan.

4.3	Commencement of Distribution

Payment of the Supplemental Normal Retirement Income or Supplemental Early Retirement Income shall commence (a) on the first day of the month following the month in which the Participant separates from service or (b), if so elected by the Participant, (i) the first day of the month following the month in which a Change in Control occurs or (ii) if a lump sum distribution has been elected, as soon as reasonably practicable following the occurrence of a Change in Control.

4.4	Exception for Key Employees

Notwithstanding the foregoing, in the event that, at the time of separation from service of a Key Employee’s employment, shares of stock in the Bank or First Jersey Title Services, Inc. or a parent company of the Bank or First Jersey Title Services, Inc. are traded on an established securities market or otherwise, no distribution on account of such Key Employee’s separation from service shall be made under this Article 4 before the date which is six (6) months after the date of such Key Employee’s separation from service. In such event, payments which such Key Employee would otherwise be entitled to receive during such six-month period shall be accumulated and paid on the first business day immediately following such six-month period or as soon as administratively practical thereafter. Notwithstanding anything herein to the contrary, such six-month delay in the distribution of benefits to a Key Employee shall cease upon the death of such Key Employee.

4.5	No Acceleration

Under no circumstances can the time or schedule of any distribution provided for in this Plan be accelerated.

4.6	Form of Distribution; Benefit Elections

The Participant shall designate one of the following forms of distribution for the payment of his or her benefits by filing a signed Benefit Election Form with the Committee within the deadlines established by the Committee. In no event shall such designation be made, in the case of persons who were Participants on January 1, 2008, after December 31, 2008. In no event shall such designation be made, in the case of a person who first becomes a Participant on or after January 1, 2008, later than thirty (30) days following the first day of such Participant’s taxable year immediately following the first year such Participant accrues a benefit under this Plan. Except as otherwise provided herein, once made, such designation shall be irrevocable. A subsequent election may be made at any time prior to the date the first annuity payment is scheduled to be paid to change from one type of life annuity to another type of life annuity with the same scheduled date for the first annuity payment, provided that the annuities are actuarially equivalent applying reasonable actuarial methods and assumptions. No change is permitted at any time from a life annuity to another form of distribution or from another form of distribution to a life annuity. Notwithstanding the foregoing, the Participant’s benefits shall automatically be paid in the form of a life annuity with 120 payments guaranteed if the Participant has failed to timely make an election for the payment of his or her benefits.

(a)	Life annuity with no survivor benefit;
(b)	Life annuity with 120 monthly payments guaranteed;
(c)	50% joint and survivor annuity;
(d)	75% joint and survivor annuity;
(e)	100% joint and survivor annuity; and
(f)	only in the case of a Change in Control, a lump sum distribution.

4.7	Modification of Prior Benefit Elections. If permitted by the Committee, but subject to the limitations below, a Participant may elect to change the time or form for the payment of benefits to him or her, by submitting a new Benefit Election Form to the Committee, provided that the following conditions are met: (a) such change will not take effect until at least twelve (12) months after the date on which the new election is made and approved by the Committee; (b) if the original election was pursuant to a specified time or fixed schedule, the change cannot be made less than twelve (12) months before the date of the first scheduled original payment; and (c) in the case of an election related to a payment other than a payment on account of death, the first payment with respect to which the change is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

If and to the extent permitted by the Committee and Section 409A, a Participant may change an election as to the form of payment of a life annuity to another form of life annuity without regard to the restrictions of the foregoing paragraph. For this purpose, a “life annuity” means, subject to Treasury regulation section 1.409A-2(b)(2), a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant, or a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant, followed upon the death or end of the life expectancy of the Participant by a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant’s designated beneficiary (if any).

ARTICLE 5

VESTING

5.1	Vesting Upon Eligibility for Retirement

A Participant who is eligible to retire under the Early or Normal Retirement provisions of this Plan shall have a nonforfeitable right to receive his Retirement Income under this Plan.

5.2	No Vesting Prior to Eligibility for Retirement

A Participant who terminates employment or dies prior to eligibility for an Early or Normal Retirement benefit under the provisions of this Plan shall cease to be a Participant, and his Retirement Income shall be forfeited and cancelled.

ARTICLE 6

BENEFICIARY DESIGNATION

6.1	Beneficiary Designation

Each Participant shall have the right to designate a beneficiary or beneficiaries (including contingent beneficiaries) to receive any benefits payable upon the death of a Participant by filing a Beneficiary Designation (Exhibit 1) with the Committee. No such designation shall be effective unless completed and submitted in accordance with rules and procedures established by the Committee for this purpose. In the absence of an effective beneficiary designation, the Participant’s designated beneficiary shall be assumed to be the Participant’s surviving spouse or, if none, the Participant’s estate.

ARTICLE 7

DEATH BENEFITS

7.1	Death After Benefit Commencement

If a Participant dies after his retirement benefits commence, the death benefit, if any, payable shall be governed by the type of benefit which the Participant was receiving pursuant to Article 6.

7.2	Death Prior to Benefit Commencement

If a Participant dies after attaining Early Retirement Age, but prior to separation from service, the beneficiary of such Participant shall be entitled to receive the Supplemental Pre-Retirement Survivor Annuity described herein.

The Supplemental Pre-Retirement Survivor Annuity hereunder shall be equal to 50% of the reduced benefit provided pursuant to Section 4.2 on the day before the Participant’s date of death.

The Supplemental Pre-Retirement Survivor Annuity is payable to and during the life of the deceased Participant’s beneficiary, commencing on the first day of the month following the Participant’s date of death and terminating with the last monthly payment due prior to the surviving beneficiary’s death.

7.3	No Other Death Benefits

Except as provided in Section 7.1 and Section 7.2, there shall be no death benefits payable under the Plan.

ARTICLE 8

LIABILITY OF THE BANK

8.1	Funding of Plan

The benefits of this Plan shall be paid by the Bank and shall not be funded prior to the time paid to the Participant, beneficiary or joint or contingent annuitant designated by the Participant, unless and except as expressly provided otherwise by the Bank. In the event that the Bank should fund any benefits of this Plan, no assets of the Plan shall at any time be located outside the United States. In the event that the Bank should ever fund any benefits of this Plan, no assets of this Plan shall at any time be or become restricted to the provision of benefits under this Plan as a result of a change in the Bank’s financial health.

8.2	Participant or Beneficiary as Creditor of Bank

A Participant or beneficiary who is vested in a benefit under this Plan shall be an unsecured creditor of the Bank as to the payment of any benefit under this Plan.

ARTICLE 9

ADMINISTRATION OF THE PLAN

9.1	Administration by the Committee

Except for the functions reserved in the Plan to the Board of Directors, the administration of the Plan shall be the responsibility of the Committee.

9.2	Powers of the Committee

The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan, and shall have discretionary authority to construe and interpret the Plan and to determine the rights, if any, of Employees, Participants, Beneficiaries and other persons under the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

(a)	To furnish to all Participants, upon request, copies of the Plan; and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b)	To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

(c)	To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

(d)	To decide on questions concerning the Plan in accordance with the provisions of the Plan;

(e)	To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

(f)	The power to designate a person who may or may not be a member of the Committee as Plan “Administrator”; if the Committee does not so designate an Administrator, the Committee shall be the Plan Administrator;

(g)	To allocate any such powers and duties to or among individual members of the Committee; and

(h)	To designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

9.3	Reliance on Professionals

To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank, First Jersey Title Services, Inc., and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Bank, nor First Jersey Title Services, Inc., nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Bank or First Jersey Title Services, Inc. Any person claiming under the Plan shall look solely to the Bank for redress.

9.4	Payment of Expenses

All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid by the Bank.

9.5	Use of Electronic Media. Any form, notice or other communication specified under the Plan may, in the discretion of the Committee, be provided and accepted in any electronic or telephonic medium acceptable to the Committee, including without limitation, via email or over the Internet.

9.6	Claims Procedure

An Employee, Participant, Beneficiary or other person who believes that he or she has been denied a benefit under the Plan to which he or she is entitled (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the [Committee]1.

1 Consider whether a different committee or person should review initial claims; or whether a different committee should review appeals of denied claims.

(a)       Initial Review. If a claim for benefits under this Plan is denied in whole or in part, the Committee shall provide notice to the claimant in writing of the denial within ninety (90) days after the Committee’s receipt of the claim. However, if special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefore shall be furnished to the Claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days. The notice shall be written in a manner calculated to be understood by the Claimant and shall include:

(i)        the specific reason or reasons for the denial;

(ii)       specific reference to the pertinent Plan provisions on which the denial is based;

        (iii)      a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

        (iv)      a statement that any appeal of the denial must be made by providing to the Committee, within sixty (60) days after receipt of the notice of denial, written notice of such appeal, such notice to include a full description of the pertinent issues and the basis of the claim. If the Claimant fails to appeal such denial to the Committee in writing within the prescribed period of time, the Committee’s adverse determination shall be final, binding and conclusive.

(b)       Review of Denial of Claim. If the Committee receives from a Claimant, within the prescribed period of time, a notice of an appeal of the denial of a claim for a benefit, such notice and all relevant materials shall immediately be submitted to the Committee. The Committee’s decision on review shall be made within sixty (60) days of receipt of request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one-hundred twenty (120) days after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the Claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the Claimant, and shall include:

(i)        the specific reason or reasons for the denial;

(ii)       specific references to the provisions of the Plan on which the denial is based;

        (iii)      a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (a) was relied upon by the Committee in making its decision, or (b) was submitted, considered or generated in the course of such Committee’s decision, without regard to whether such instrument was actually relied upon by such Committee in making its decision.

(iv)      a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

ARTICLE 10

AMENDMENT OR TERMINATION OF THE PLAN

10.1	Power to Amend, Terminate

The Board of Directors shall have the power to suspend or terminate this Plan in whole or in part at any time, and from time to time to extend, modify, amend, revise, or terminate this Plan in such respects as the Board of Directors by resolution may deem advisable; provided that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary designated by a Participant of the vested portion of any benefit under this Plan.

ARTICLE 11

GENERAL PROVISIONS

11.1	Plan Not Contract of Employment

This Plan shall not be deemed to constitute a contract between the Bank or First Jersey Title Services, Inc. and any Employee or other person whether or not in the employ of the Bank or First Jersey Title Services, Inc., nor shall anything herein contained be deemed to give any Employee or other person whether or not in the employ of the Bank or First Jersey Title Services, Inc. any right to be retained in the employ of the Bank or First Jersey Title Services, Inc., or to interfere with the right of the Bank or First Jersey Title Services, Inc. to discharge any Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

11.2	Nonalienation of Benefits

Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, beneficiary, or joint or contingent annuitant, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant, beneficiary, or joint or contingent annuitant is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant, beneficiary, or joint or contingent annuitant in such manner as the Committee shall direct.

11.3	Incapacity

If the Bank determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Bank, First Jersey Title Services, Inc., and the Committee.

11.4	Sole Source of Benefits

The Bank shall be the sole source of benefits under this Plan, and each Employee, Participant, joint or contingent annuitant, beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Bank for payment of benefits.

11.5	Address of Payee Unknown

If the Bank is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person shown on the records of the Bank), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Participant or person is identified or located.

11.6	Section 409A Compliance

(a)       This Plan shall be interpreted to avoid any penalty sanctions under Section 409A. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. In the event that any provision of the Plan or an election form under the Plan is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or such form as the Committee deems necessary, regardless of whether such actions, interpretations, or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. In no event whatsoever shall the Bank or the Committee be liable for any additional tax, interest or penalties that may be imposed on any Participant or Beneficiary by Section 409A or any damages for failing to comply with Section 409A.

(b)       Except to the extent expressly permitted by the Plan, in no event may a Participant or Beneficiary, directly or indirectly, designate the calendar year of payment.

(c)       Solely for purposes of determining compliance with Section 409A, any payment under this Plan made after the required payment date shall be deemed made on the required payment date provided that such payment is made by the latest of: (i) the end of the calendar year in which the payment is due; (ii) the 15th day of the third calendar month following the payment due date; (iii) if the Bank cannot calculate the payment amount on account of administrative impracticality which is beyond the Participant’s or Beneficiary’s control, the end of the first calendar year in which calculation of the payment is practicable; and (iv) if the Employer does not have sufficient funds to make the payment without jeopardizing the Bank’s solvency, in the first calendar year in which the Bank’s funds are sufficient to make the payment.

11.6	Governing Law

The provisions of the Plan shall be construed, administered and governed under applicable Federal laws and, to the extent not preempted, the laws of the State of New Jersey.

EXECUTION PAGE

IN WITNESS WHEREOF, Columbia Bank has caused this Plan, as amended and restated effective as of January 1, 2017, to be executed by its duly authorized officer this 25th day of September, 2017.

COLUMBIA BANK

By:	/s/ Geri M. Kelly

Title:	EVP, Human Resources Officer

EXHIBIT 1

COLUMBIA BANK RETIREMENT INCOME MAINTENANCE PLAN

Benefit Election Form/Beneficiary Designation

PARTICIPANT INFORMATION (Please Print in Ink)

Name:
Social Security Number:
Address:
Telephone Number:

I.	FORM OF DISTRIBUTION

A.	In the event benefits become payable to me upon separation from service, I hereby elect that such payments be made as I have indicated in the following form (check one as applicable):

(1)	_________ Life Annuity - If you elect the Life Annuity, you will receive a monthly benefit payable to you for your lifetime. No payments will be made following your death.

(2)	_________ Life Annuity with Monthly Payments Guaranteed - If you elect the Life Annuity with 120 Monthly Payments Guaranteed you will receive a monthly benefit payable to you for your lifetime. If you should die before 120 monthly payments have been made, payments for the balance of this period will be made to your designated beneficiary.

(3)	_________ 50% Joint & Survivor Annuity - If you elect this benefit option you will receive a monthly benefit payable to you for your lifetime. Upon your death 50% of your benefit will continue to be paid to your designated beneficiary as long as he or she lives.

(4)	_________ 75% Joint & Survivor Annuity - If you elect this benefit option you will receive a monthly benefit payable to you for your lifetime. Upon your death 75% of your benefit will continue to be paid to your designated beneficiary as long as he or she lives.

(5)	_________ 100% Joint & Survivor Annuity - If you elect this benefit option you will receive a monthly benefit payable to you for your lifetime. Upon your death 100% of your benefit will continue to be paid to your designated beneficiary as long as he or she lives.

Exhibit 1-1

B.	I hereby elect that any benefits due me under this Plan be paid upon the occurrence of a Change in Control in the following form: (check one as applicable):

(1)	_________ Life Annuity - If you elect the Life Annuity, you will receive a monthly benefit payable to you for your lifetime. No payments will be made following your death.

(2)	_________ Life Annuity with Monthly Payments Guaranteed - If you elect the Life Annuity with 120 Monthly Payments Guaranteed you will receive a monthly benefit payable to you for your lifetime on the first day of each month commencing with the month following a Change in Control. If you should die before 120 monthly payments have been made, payments for the balance of this period will be made to your designated beneficiary.

(3)	_________ 50% Joint & Survivor Annuity - If you elect this benefit option you will receive a monthly benefit payable to you for your lifetime on the first day of each month commencing with the month following a Change in Control. Upon your death 50% of your benefit will continue to be paid to your designated beneficiary as long as he or she lives.

(4)	_________ 75% Joint & Survivor Annuity - If you elect this benefit option you will receive a monthly benefit payable to you for your lifetime on the first day of each month commencing with the month following a Change in Control. Upon your death 75% of your benefit will continue to be paid to your designated beneficiary as long as he or she lives.

(5)	_________ 100% Joint & Survivor Annuity - If you elect this benefit option you will receive a monthly benefit payable to you for your lifetime on the first day of each month commencing with the month following a Change in Control. Upon your death 100% of your benefit will continue to be paid to your designated beneficiary as long as he or she lives.

(6)	_________ As a Lump Sum payable as soon as practicable following a Change in Control

If you elect a form of benefit under which payments may continue after your death, then you must designate a beneficiary in Part II below. In the absence of a valid beneficiary designation, or if your designated beneficiary/ies shall predecease you and you do not file a new beneficiary designation form, then your surviving spouse, if any, will be deemed to be your designated beneficiary, or, if none, then your estate.

I acknowledge that I have been given a copy of the Plan and I agree that the above election is irrevocable and designations are subject to all of the terms of the Plan.

Date:	Signature:
Participant
Date:	Signature:
Plan Administrator

Exhibit 1-2

II.	BENEFICIARY DESIGNATION

Participant Name:

I hereby revoke any prior designations of death benefit beneficiary/ies under the Plan. I understand that if I am married, my spouse shall automatically be my designated beneficiary unless I elect otherwise. I hereby designate the following beneficiary/ies to receive any benefit payable on account of my death under the Plan, subject to my right to change this designation and subject to the terms of the Plan:

A.	Primary Beneficiary/ies

Name/Address/Telephone

Relationship to Participant
% of Plan Benefit
Date of Birth
Social Security Number

B.       Contingent Beneficiary/ies (Will receive indicated portions of Plan benefit if no Primary Beneficiary/ies survive the Participant)

Name/Address/Telephone

Relationship to Participant
% of Plan Benefit
Date of Birth
Social Security Number

If your designated beneficiary/ies shall predecease you and you do not file a new beneficiary designation form, then your surviving spouse, if any, will be deemed to be your designated beneficiary, or, if none, then your estate.

Date:	Signature:
Participant

I Consent to the foregoing beneficiary designation (if other than me).

Date:	Signature:
Participant’s Spouse

Exhibit 1-3